AMENDED ARTICLES OF INCORPORATION
                                       OF
                            LAFAYETTE BANCORPORATION

       The undersigned officers of Lafayette Bancorporation
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General
Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation by the adoption of new Amended Articles of Incorporation to supersede and take the place of its heretofore existing Articles of Incorporation, certify the following facts:

                          Text of the Amended Articles

       The exact text of the entire Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amended Articles") now is as follows:

                                    ARTICLE I
                                      Name

       The name of the Corporation is Lafayette
Bancorporation.

                                   ARTICLE II
                               Purposes and Powers

       Section 2.1.  Purposes.  The purposes for which the
Corporation is formed are:

               a.  To acquire, hold, own, control, and
       dispose of shares of capital stock or other securities issued by any financial institution or any public or private corporation, to the fullest extent permitted by law.

               b. In general, to transact any and all lawful business for which corporations may be incorporated under the Act.

       Section 2.2.  Powers.  Subject to any limitation or
restriction imposed by law or any provision of these Articles of Incorporation, the Corporation shall have the power:

               a. To do everything necessary, convenient or expedient to accomplish the purposes hereinbefore set forth; and

               b.  To exercise and enjoy in furtherance of
       the purposes hereinbefore set forth all the rights, privileges and powers granted to the Corporation by these Articles of Incorporation, the Act, as now or hereafter amended, and the common law.

                                   ARTICLE III
                                Term of Existence

       The Corporation shall have perpetual existence.

                                   ARTICLE IV
                       Resident Agent and Principal Office

       Section 4.1.  Resident Agent.  The name and post
office address of the Resident Agent of the Corporation is William N. McCallum, 133-35 North Fourth Street, P. O.
Box 1130, Lafayette, Indiana 47902.

       Section 4.2.  Principal Office.  The post office
address of the principal office of the Corporation is 133-35 North Fourth Street, P. O. Box 1130, Lafayette,
Indiana 47902.

                                    ARTICLE V
                                Authorized Shares

       Section 5.1.  Number.  The total number of shares
which the Corporation shall have authority to issue is 500,000 shares without par value, and no shares with par value.

       Section 5.2.  Classes.  There shall be one (1) class
of shares of the Corporation which shall be designated as "Common Stock."

       Section 5.3.  Relative Rights.  All common stock
shall have the same rights, preferences, limitations and restrictions.

       Section 5.4.  Voting Rights of Shares.  Each holder
of common stock shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of common stock.

                                   ARTICLE VI
                                 Stated Capital

       Section 6.1.  Stated Capital.  The amount of stated
capital of the Corporation at the time of filing the Amended Articles is at least One Thousand Dollars
($1,000.00).

                                   ARTICLE VII
                                    Directors

       Section 7.1.  Number.  The By-laws of the
Corporation shall specify from time to time the number of directors of the Corporation. In the absence of a By-law fixing the number of directors, the number shall be five.

       Section 7.2.  Board of Directors.  The names and
post office addresses of the directors holding office at the time of the adoption of the Amended Articles are:

                                                                                       Zip
Name                         Post Office Address          City                 State   Code
Jess C. Andrew                                            West Point           IN      47992
Gordon G. Beemer             410 E. Wabash Ave.           Crawfordsville       IN      47933
George H. DeVault            1701 S. 9th St.              Lafayette            IN      47905
William N. McCallum          133-35 N. Fourth St.         Lafayette            IN      47902
                             P. O. Box 1130
Roy D. Meeks                 13 Eaglecrest Ct.            W. Lafayette         IN      47906

       Section 7.3.  Classes of Directors.  The By-laws of
the Corporation may provide that the Board of Directors may be divided into classes whose terms of office expire at different times, under terms and conditions consistent with the Act.

                                  ARTICLE VIII
                             President and Secretary

       The name and post office addresses of the President and Secretary of the Corporation are:

                                                                                       Zip
Name and Title               Post Office Address          City                 State   Code
William N. McCallum          133-35 N. Fourth St.         Lafayette            IN      47902
 President
Kurt E. Wilson               521 Kossuth Street           Lafayette            IN      47905
 Secretary/Treasurer

                                   ARTICLE IX
                    Provisions for Regulation of Business and
                      Conduct of Affairs of the Corporation

       Section 9.1.  Issuance of Shares.  Authorized but
unissued shares and treasury shares of the Corporation may be issued or sold from time to time upon such terms and conditions, for such consideration, and to such persons, corporations or other legal entities as the Board of Directors may determine without authorization or approval of the holders of the common stock. The Board of Directors may allocate the consideration received upon the issuance of shares between the stated capital and surplus accounts of the Corporation.

       Section 9.2.  Place of Meetings.  Meetings of the
holders of common stock and meetings of the Board of Directors shall be held at such places, either within or without the State of Indiana, as shall be specified in the respective calls and notices or waivers of notice of such meetings given in accordance with the By-laws.

       Section 9.3.  Indemnification of Directors, Officers
and Employees.

       Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceedings" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

(i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

       Any such directors, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

       If several claims, issues or matters of action are involved, any such person shall be entitled to indemnification as to some matters even though he is not entitled as to other matters.

       The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

       The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

       The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

       Section 9.4.  Powers of Board of Directors.  Subject
to any limitation or restriction imposed by law or by these Articles of Incorporation, the Board of Directors may exercise, in furtherance of the purposes of the Corporation, all the powers of the Corporation without authorization or approval of the holders of common stock.

       Section 9.5.  Distributions Upon Shares.  The Board
of Directors shall have authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of its shares at such times, in such amounts and forms, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may, from time to time, determine, subject to such restrictions, limitations, conditions and requirements as may be imposed by law or by these Articles of Incorporation.

       Section 9.6.  Acquisition of Shares.  The Board of
Directors shall have authority to authorize and direct the acquisition by the Corporation of its shares at such times, in such amounts, from such persons, for such consideration, from such sources (specifically including, but not limited to, the unrestricted and unreserved capital surplus of the Corporation) and upon such terms and conditions as it may from time to time determine, subject to such restrictions, conditions, and requirements as may be imposed by law or by these Articles of Incorporation.

       Section 9.7.  Executive Committee and Other
Committees. The powers and duties conferred or imposed upon the Board of Directors by law and by these Articles of Incorporation may be exercised or performed by an executive committee or by one or more such other committees as may from time to time be designated in a manner and to the extent specified by the By-laws.

       Section 9.8.  Prior Notice to Management as a
Condition to Making Nominations for Director. Any shareholder who intends to nominate, or to cause to have nominated, any candidate for election to the Board of Directors (other than a candidate proposed by the Corporation's present management and Board of Directors) shall notify the Corporation. Notification shall be made in writing and delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than twenty one (21) days prior notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the President of the Corporation not later than the close of the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information:

               (a)  The names and addresses of the proposed
               nominees;

               (b) The principal occupation of each proposed nominee;

               (c)  The total number of shares that to the
               knowledge of notifying shareholders will be voted for each of the proposed nominees;

               (d)  The name and residence address of the
               notifying shareholder; and

               (e)  The number of shares owned by the
               notifying shareholder.

       Any nomination for director not made in accordance herewith may be disregarded by the Chairman of the meeting and votes cast for each such nominee may be disregarded by the vote tellers.

       This section 9.8 of the Article IX shall not be amended except by the affirmative vote of not less than three-fourths (3/4) of the actual number of directors then elected and qualified, by the affirmative vote of not less than 80% of the outstanding shares of the Corporation, and by the affirmative vote of not less than 75% of the outstanding shares held by stockholders other than "Related Persons", as defined below.

       Section 9.9.  Transactions Involving Related
Persons. The affirmative vote of the holders of not less than 80% of the outstanding shares of stock of the Corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of stock held by stockholders other than a "Related Person", as defined below, shall be required for the approval or authorization of any Business Combination, as defined below, of the Corporation with any Related Person;
provided, however, that the 80% and 75% minimum approval requirements shall not be applicable if:

       (1) The directors of the Corporation by a three-fourths (3/4) vote (a) have expressly approved in advance the acquisition by the Related Person of outstanding shares of voting stock of the Corporation that caused such person to become a Related Person, or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

       (2) The Business Combination is solely between the Corporation and another corporation, 100% of the voting stock of which is owned directly or indirectly by the Corporation; or

       (3) The Business Combination is a merger or consolidation and the cost or fair market value of the property, securities or other consideration to be received per share by all holders of common stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalization and stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the Corporation's common stock. For purposes of this paragraph, the term "other consideration to be received" shall include, without limitation, common stock of the Corporation retained by its existing stockholders in the event the Corporation is the surviving corporation.

       For purposes of this Article, "Related Person" shall mean any person or entity who beneficially owns a number of shares of common stock of the Corporation, whether or not such number includes shares then entitled to vote, which number of shares exceeds 10% of the outstanding shares of common stock entitled to vote on any matter, or an affiliate of such person, or an associate of such person or of such person's affiliate.

       For purposes of this Article, "Business Combination" shall mean:

       (1)     any merger or consolidation of the
               Corporation;

       (2) any sale, lease, exchange, transfer or other disposition, including without limitation any mortgage or any other security device, of all or any substantial part of the assets of the Corporation, including, without limitation, any voting securities of a subsidiary;

       (3) any merger into the Corporation; or into a subsidiary, of another corporation or any other type of entity;

       (4) any sale, lease, exchange, transfer or other disposition to the Corporation or a subsidiary of all or any part of the assets of a Related Person; provided, however, that "Business Combination" shall not include any disposition of assets which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Related Person, would not result in the disposition during such year by such Related Person of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of 1% of the total consolidated assets of the Corporation (as shown on the Corporation's Consolidated Balance Sheet as of the end of the fiscal quarter preceding the proposed disposition); provided, further, that in no event shall any disposition of assets be excepted from stockholder approval by reason of the preceding exclusion if such disposition would, when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years of the Corporation by the same Related Person, result in the disposition by such Related Person of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of 2% of the total consolidated assets of the Corporation (as shown on the Corporation's Consolidated Balance Sheet as of the end of the fiscal quarter preceding the proposed disposition);

       (5) any reclassification of common stock of the Corporation or any recapitalization involving common stock of the Corporation, consummated within five (5) years after the Related Person becomes a Related Person; and

       (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business
               Combination.

Notwithstanding anything to the contrary herein, Business
Combination shall not include (i) any merger with an existing subsidiary, or (ii) any transaction involving a Related Person which is to be consummated or become effective after such Related Person has been a Related
Person for at least five (5) years.

       This Section 9.9 of Article IX shall not be amended except by the affirmative vote of not less than three-fourths (3/4) of the actual number of directors then elected and qualified, by the affirmative vote of not less than 80% of the outstanding shares of the Corporation, and by the affirmative vote of not less than 75% of the outstanding shares held by stockholders other than Related Persons.

       Section 9.10.  Evaluation of Business Combinations.
In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination or a proposal by a Related Person to make a Business Combination or a tender or exchange offer or a proposal by another Related Person to make a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant:

       (i)     The social and economic effects of the
               transaction on the Corporation and its
               subsidiaries, employees, customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

    (ii) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

   (iii) The competence, experience, and integrity of the acquiring person or persons and its or their management.

       This Section 9.10 of Article IX shall not be amended except by the affirmative vote of not less than three-fourths (3/4) of the actual number of directors then elected and qualified, by the affirmative vote of not less than 80% of the outstanding shares of the Corporation, and by the affirmative vote of not less than 75% of the outstanding shares held by stockholders other than Related Persons.

                                    ARTICLE X

                           Manner of Adoption and Vote

       Section 10.1  Action by Directors.

       (a) By written consent executed on the 29th day of November 1984, signed by all members of the Board of Directors of the Corporation, a resolution was unanimously adopted approving the proposed Plan of Exchange between the Corporation and Lafayette Bank and Trust Company. Section 8 of the Plan of Exchange details all changes included in the Amended Articles.

       (b) By written consent executed on the 29th day of November 1984, signed by all members of the Board of Directors of the Corporation, a resolution was unanimously adopted proposing to the shareholders entitled to vote in respect of the Amended Articles that the Plan of Exchange between the Corporation and Lafayette Bank and Trust Company be approved as proposed.
This same resolution called a meeting of such shareholders to approve or reject the Plan of Exchange, unless the same were so approved prior to the meeting by the unanimous written consent of the shareholders.

       (c)  The Board of Directors of Lafayette Bank and
Trust Company (the "Bank") at a meeting thereof, duly called and constituted and held December 10, 1984, adopted by majority vote of the members of such Board a resolution approving the Plan of Exchange between the Bank and the Corporation. This same resolution directed that the Plan of Exchange be submitted for approval or rejection to the shareholders of the Bank entitled to vote in respect thereof at a special meeting of such shareholders to be held on March 11, 1985. Section 8 of the Plan of Exchange submitted to the shareholders of the Bank detailed all changes included in the Amended
Articles.

       Section 10.2  Action by Shareholders.

       (a) By written consent executed on the 10th day of March, 1985, signed by the holders of 50 shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amended Articles, the sole shareholder of the Corporation adopted the Plan of Exchange which included, under Section 8, the Amended
Articles.

       (b) By majority vote at a duly called meeting of the shareholders of Lafayette Bank and Trust Company (the
"Bank") held on the 11th day of March 1985, at which a quorum of such shareholders were present in person or by proxy, the Plan of Exchange between the Bank and the Corporation was adopted. Section 8 of the adopted Plan of Exchange details all changes included in the Amended
Articles.

       Section 10.3  Approval by Department of Financial
                              Institutions.

       The Department of Financial Institutions of the
State of Indiana approved the Plan of Exchange in accordance with the provisions of I.C. 28-1-7-5 on February 28, 1985. Section 8 of the approved Plan of
Exchange details all changes included in the Amended
Articles.

       Section 10.4  Approval by Secretary of State

       On the 30th day of April 1985, Articles of Exchange effecting the exchange of all outstanding shares of the common stock of Lafayette Bank and Trust company (the
"Bank") for shares of the Corporation were approved by Edwin J. Simcox, Secretary of State. The approved
Articles of Exchange included the Plan of Exchange between the Bank and the Corporation. Section 8 of the Plan of Exchange details all changes included in the Amended Articles.

       Section 10.5  Compliance With Legal Requirements.

       The manner of the adoption of the Amended Articles, and the vote by which they were adopted constitutes full legal compliance with the provisions of the Acts, the Articles of Incorporation and the By-Laws of the Corporation.

                                   ARTICLE XI

                                 Effective Date

       Section 11.1  Effective Date.

       The effective date of the Amended Articles is the 30th day of April 1985, the date of issuance of a Certificate of Exchange by the Secretary of State with respect hereto.

                                   ARTICLE XII

                     Statement of Changes Made With Respect
                  To the Number Of Shares Heretofore Authorized

Aggregate Number of Shares Previously
  Authorized. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1,000

Increase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .499,000

Aggregate Number of Shares Authorized After
  The Effect of This Amendment. . . . . . . . . . . . . . . . . . . . . .500,000

       IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Incorporation of the Corporation and verify and affirm, subject to penalties for perjury, the truth of the facts herein stated, this 8th day of August, 1986.


                                            /s/ Kurt E. Wilson
                                            _________________________
                                            Kurt E. Wilson
                                            Secretary/Treasurer


/s/ William N. McCallum
___________________________
William N. McCallum
President

STATE OF INDIANA                    )
                                    )SS:
COUNTY OF TIPPECANOE                )

       I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that William N.
McCallum, the President and Kurt E. Wilson, the Secretary of the Corporation, the officers executing the foregoing
Amended Articles of Incorporation, personally appeared before me, acknowledged the execution thereof; and swore or attested to the truth of the facts herein stated.

       WITNESS my hand and Notarial Seal this 8th day of August, 1986.

                             /s/ Virginia H. McMindes
                             ___________________________
                             Virginia H. McMindes, Notary Public
My Commission Expires:
March 17, 1987
My County of Residence:  Tippecanoe County

                              ARTICLES OF AMENDMENT
                                     OF THE
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                            LAFAYETTE BANCORPORATION

The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business
Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                                    ARTICLE I
                                  AMENDMENT(S)

SECTION 1:            The name of the Corporation following
                      this amendment is:

                            Lafayette Bancorporation

SECTION 2:            The exact text of Article(s) V, Section
                      5.1, of the Articles of Incorporation is now as follows:

                                    ARTICLE V
                                Authorized Shares

               Section 5.1. Number.  The total
               number of shares which the
               Corporation shall have authority to
               issue is 2,500,000 shares without
               par value, and no shares with par
               value.

SECTION 3:            The date of each amendment's adoption is:

               April 11, 1994

SECTION 4: (Complete this section only if amendment provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.)

               Provisions for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional pages if necessary):

       Not Applicable


                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE
                          (Strike inapplicable section)

SECTION 1:            Shareholder vote not required

N/A The amendment(s) was/were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

SECTION 2:            Vote of Shareholders

               The designation (i.e. common, preferred, and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:

                                                   TOTAL         A      B      C
Designation of Each Voting Group                   Common        n/a    n/a    n/a

Number of Outstanding Shares                       496,303       n/a    n/a    n/a

Number of Votes Entitled To Be
Cast                                               496,303       n/a    n/a    n/a

Number of Votes Represented at
Meeting as reflected by highest
number cast for any proposition                    399,538       n/a    n/a    n/a

Shares Voted in Favor                              330,539       n/a    n/a    n/a

Shares Voted Against                                13,019       n/a    n/a    n/a


                                   ARTICLE III
                     STATEMENT OF CHANGES MADE WITH RESPECT
                     TO ANY INCREASE IN THE NUMBER OF SHARES
                              HERETOFORE AUTHORIZED

Aggregate Number of Shares
Previously Authorized                                                    500,000

Increase (indicate "0" or
"N/A" if no increase)                                                  2,000,000

Aggregate Number of Shares
to be Authorized After Effect
of this Amendment                                                      2,500,000


                                            LAFAYETTE BANCORPORATION



                                    By:     /s/ Joseph A. Bonner
                                            __________________________
                                            Joseph A. Bonner
                                            Chairman and President

                              ARTICLES OF AMENDMENT
                                     OF THE
                      AMENDED ARTICLES OF INCORPORATION OF
                            LAFAYETTE BANCORPORATION

       The undersigned officers of Lafayette Bancorporation
(the "Corporation"), existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (the
"Act"), desiring to give notice of corporation action effectuating amendment of certain provisions of its Amended Articles of Incorporation, certify the following facts:

                                    ARTICLE I
                                   AMENDMENTS

SECTION 1.  The date of the incorporation of the
Corporation is:  February 16, 1984.

SECTION 2. The name of the Corporation following this amendment to the Amended Articles of Incorporation is:
Lafayette Bancorporation.

SECTION 3. The exact text of Article V, Section 5.1 of the Amended Articles of Incorporation, Article VII,
Section 7.3 of the Amended Articles of Incorporation, and
Article IX, Section 9.3 of the Amended Articles of
Incorporation is now as follows:

                   TEXT OF ARTICLE V, SECTION 5.1, AS AMENDED

                                    ARTICLE V

                                Authorized Shares

       Section 5.1.  Number.  The total number of shares
which the Corporation shall have authority to issue is Five Million (5,000,000) shares without par value, and no shares with par value.

                  TEXT OF ARTICLE VII, SECTION 7.3, AS AMENDED

                                   ARTICLE VII

                                    Directors

       Section 7.3.  Classes of Directors.  The By-Laws of
the Corporation may provide for staggering the terms of the Directors.

                   TEXT OF ARTICLE IX, SECTION 9.3, AS AMENDED

                                   ARTICLE IX

                    Provisions for Regulation of Business and
                      Conduct of Affairs of the Corporation

       Section 9.3.  Indemnification of Directors,
Officers, and Employees.

       Section 1.  Definitions.

       a. "Director" means an individual who is or was a director of the Corporation or any subsidiary of the Corporation, or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

       b.      "Expenses" include counsel fees.

       c. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and/or reasonable expenses incurred with respect to a proceeding.

       d.      "Official Capacity" means:

               (i) when used with respect to a director, the office of director in the Corporation or its subsidiaries, as the case may be; and

               (ii) when used with respect to an individual other than a director, as contemplated in
               Section 7 herein, the office in the
               Corporation or its subsidiaries, as the case may be, held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

       "Official capacity" does not include service for any other foreign or domestic corporation, except the Corporation's subsidiaries, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

       e. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

       f. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

       Section 2.  Optional Indemnification.  The
Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

       a.      The individual's conduct was in good faith;
               and

       b.      The individual reasonably believed:

               (i)  in the case of conduct in the
               individual's official capacity with the
               Corporation or its subsidiaries, as the case may be, that the individual's conduct was in its best interests; and

               (ii)  in all other cases, that the
               individual's conduct was at least not opposed to the best interests of the Corporation or its subsidiaries, as the case may be; and

       c. In the case of any criminal proceeding, the individual either:

               (i)  had reasonable cause to believe the
               individual's conduct was lawful; or

               (ii)  had no reasonable cause to believe the
               individual's conduct was unlawful.

       A Director's conduct with respect to an employee benefit plan for a purpose the Director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection b.(ii).

       The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct described in this section.

       Section 3.  Mandatory Indemnification.  The
Corporation shall indemnify a Director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Director was a party because the Director is or was a Director of the Corporation or of a subsidiary of the Corporation against reasonable expenses incurred by the Director in connection with the proceeding.

       Section 4.  Expense Reimbursement.  The Corporation
may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

       a. The Director furnishes the Corporation a written affirmation of the Director's good faith belief that the Director has met the standard of conduct described in Section 2;

       b. The Director furnishes the Corporation a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and

       c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this
               Article.

       The undertaking required by subsection b. of this Section must be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.


       Determinations and authorizations of payments under this section shall be made in the manner specified in
Section 6 herein.

       Section 5.  Court Ordered Indemnification.  A
Director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

       a.      The Director is entitled to mandatory
               indemnification under Section 2 herein, in which case the court shall also order the Corporation to pay the Director's reasonable expenses incurred to obtain court-ordered indemnification; or

       b. The Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director met the standard of conduct set forth in Section 2 herein.

       Section 6.  Procedure.  The Corporation may not
indemnify a Director under Section 2 herein unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in Section 2 herein.

       The determination shall be made by any one (1) of the following procedures:

       a. By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding.

       b.      If a quorum cannot be obtained under
               subdivision a., by a majority vote of a
               committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the proceeding.

       c.      By special legal counsel:

               (i) selected by the Board of Directors or its committee in the manner prescribed in subdivision a. or b.; or

               (ii)   if a quorum of the Board of Directors
                      cannot be obtained under subdivision a.
                      and a committee cannot be designated
                      under subdivision b., selected by a
                      majority vote of the full Board of
                      Directors (in which selection Directors
                      who are parties may participate).

       d. By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

       Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection c. to select counsel.

       Section 7.  Miscellaneous Indemnification
Provisions. An officer of the Corporation or of a subsidiary of the Corporation, whether or not a Director, is entitled to mandatory indemnification under Section 3 herein and is entitled to apply for court-ordered indemnification under Section 5 herein, in each case to the same extent as a Director.

       The Corporation may indemnify and advance expenses hereunder to an officer, employee, or agent of the Corporation or of a subsidiary of the Corporation, whether or not a Director, to the same extent as to a Director.

       The Corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a Director, to the extent, consistent with public policy, that may be provided by these Articles of Incorporation, the By-Laws, general or specific action of the Board of Directors, or by contract.

       The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation, or of a subsidiary of the Corporation, or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under Sections 2 or 3 herein; provided, however, that when and to the extent that the Corporation has purchased and maintained such insurance, it shall have no duty hereunder to indemnify any such person to the extent such liabilities are covered by insurance.

       The rights of indemnification provided hereunder shall continue to exist as to a person who has ceased to be a Director, officer, or employee or agent of the Corporation, or of any of its subsidiaries, and shall insure to the benefit of the heirs, executors and administrators of any such person. The indemnification provided by Article IX herein shall be applicable to all proceedings made or commenced after the adoption hereof, arising from acts or omissions to act occurring whether before or after the adoption hereof.

       The provisions of this Article IX do not limit the Corporation's power to pay or reimburse expenses incurred by a Director, officer, employee or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

       The indemnification provisions herein are intended to encompass the provisions of Section 23-1-37 of the Indiana Business Corporation Law, as from time to time amended, as modified by these Articles of Incorporation as permitted by Section 23-1-37-15 of the Indiana
Business Corporation Law, as from time to time amended.


                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

SECTION 1. Action by Directors. The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article V, Section 5.1 of the Amended Articles of Incorporation, Article VII,
Section 7.3 of the Amended Articles of Incorporation, and
Article IX, Section 9 of the Amended Articles of
Incorporation and recommended that such amendments be adopted by the Shareholders at a meeting to be held on April 8, 1996.

The resolution was adopted by the unanimous vote of the Board of Directors at a meeting held on February 12, 1996.

SECTION 2. Action of Shareholders. The Shareholders of the Corporation entitled to vote in respect of the Amended Articles of Amendment adopted the proposed amendments.

The amendments were adopted by vote of such Shareholders during the April 8, 1996 meeting called by the Board of Directors. The results of such vote for each proposed amendment is as follows:

Vote with respect to amendment of Article V, Section 5.1:

Designation of Voting Group:                Common Stock
Shares Outstanding:                         1,637,659
Shares Entitled to Vote:                    1,637,659
Shares Represented at
 Meeting:                                   1,296,596
Shares Voted in Favor:                      1,248,160
Shares Voted Against:                          47,473

Vote with respect to amendment of Article VII, Section
7.3:

Designation of Voting Group:                Common Stock
Shares Outstanding:                         1,637,659
Shares Entitled to Vote:                    1,637,659
Shares Represented at
 Meeting:                                   1,296,596
Shares Voted in Favor:                        956,970
Shares Voted Against:                          79,136

Vote with respect to amendment of Article IX, Section
9.3:

Designation of Voting Group:                Common Stock
Shares Outstanding:                         1,637,659
Shares Entitled to Vote:                    1,637,659
Shares Represented at
 Meeting:                                   1,296,596
Shares Voted in Favor:                      1,261,618
Shares Voted Against:                          20,098

Section 3. Compliance with Legal Requirements. The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended
Articles of Incorporation, and the By-laws of the Corporation.

       I hereby verify subject to the penalties of perjury that the facts contained herein are true this 2nd day of August, 1996.


                                    /s/ Joseph A. Bonner
                                    _____________________________
                                    Joseph A. Bonner,
                                    Chairman, President, and CEO

ATTEST:


/s/ Robert J. Weeder
_____________________________
Robert J. Weeder
Secretary







This instrument prepared by Diane L. Stis, Attorney at
Law, Bingham Summers Welsh & Spilman, 2700 Market Tower,
10 West Market Street, Indianapolis, Indiana 46204,
Phone: (317) 635-8900.